Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts: Anton Communications

Vanessa Showalter 949-748-0542 vshowalter@antonpr.com

Genevieve Anton 714-544-6503 ganton@antonpr.com

SMARTSTOP SELF STORAGE HIRES VICE PRESIDENT OF ACQUISITIONS

Industry Veteran to Target Self Storage Properties

Throughout United States and Canada

LADERA RANCH, Calif. – February 18, 2015—SmartStop Self Storage (SmartStop®) recently announced the addition of Nathan McElmurry as vice president of acquisitions. McElmurry will actively support acquisition of new properties located throughout the United States and Canada.

“We are very excited to have Nathan join our team”, said Wayne Johnson, Smartstop’s CIO. “He brings a great deal of expertise and energy that will help drive acquisitions volume for our two other public nontraded REITs: Strategic Storage Trust II and Strategic Storage Growth Trust.”

McElmurry joins SmartStop from his prior role as director of acquisitions for Trico Investments, a self storage owner/operator active across the southern states and California. Prior to Trico, McElmurry served as director of acquisitions for MDI Capital and was a director with GE Capital Real Estate team. Before GE, McElmurry was a senior analyst at CBRE in the Capital Markets group. He has been active in self storage trade organizations and the Urban Land Institute, and currently is a member of the ULI Capital Markets Council.

“SmartStop approached a traditional segment of our industry and applied a fresh, progressive strategy,” McElmurry said. “Coupled with a depth of talent at every level, this has led to remarkable growth over the company’s relatively short history. It’s a winning platform, and the atmosphere is contagious.”

McElmurry graduated from Texas A&M University’s Dwight Look College of Engineering and earned his MBA from the University of Texas’ McCombs School of Business, with a focus on real estate finance.

About SmartStop Self Storage, Inc. (formerly Strategic Storage Trust Inc.)

SmartStop Self Storage, Inc. (SmartStop®) is a fully integrated, self-administered and self-managed self storage company, owning and/or operating 159 self storage properties in 20 states and Toronto, Canada. SmartStop® is a diversified real estate company that focuses on acquisition, advisory, asset management and property management services for self storage properties. SmartStop® is the sponsor of Strategic Storage Trust II, a public non-traded REIT that focuses on stabilized self storage properties, and Strategic Storage Growth Trust, Inc., a public non-traded REIT that focuses on growth-oriented self storage properties. SmartStop® facilities offer affordable, accessible and secure storage units for residential and commercial customers. In addition, SmartStop® offers secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. SmartStop® was recently ranked the seventh largest owner/operator in the United States by Mini-Storage Messenger Magazine.

To view SmartStop®’s self storage locations or to find self storage solutions at a nearby storage facility, visit https://SmartStopSelfStorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s filings with the Securities and Exchange Commission, including those described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. This is neither an offer nor a solicitation to purchase securities.